Exhibit 99.1

DRI Corporation Announces Strategic Changes in North Carolina Operations Leadership

Lawrence A. Hagemann Assumes Key Leadership Role

DALLAS--(BUSINESS WIRE)--November 5, 2010--DRI Corporation (NASDAQ: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, announced today that its executive management recently made personnel changes at the operational leadership level for its North Carolina Operations, which include its Digital Recorders, Inc. and TwinVision na, Inc. subsidiaries, located in the Research Triangle Park area near Durham, N.C.

David L. Turney, the Company’s Chairman of the Board of Directors and Chief Executive Officer, said the following personnel changes became effective Nov. 3, 2010.

  Lawrence A. (“Larry”) Hagemann assumed the role of Chief Operating Officer, North Carolina Operations (“COO-NC”), a position he held from August 2002 to December 2005. He continues as the Company’s Vice President and Chief Technology Officer, positions he has held since December 2005. Mr. Hagemann also has served in other key leadership roles during the course of his now 14-year tenure with the Company, the most notable of which was leading the start-up of the TwinVision® brand and operations that established the Company’s largest product revenue segment – electronic information display systems for public transit vehicles. Now reporting directly to Oliver Wels, the Company’s President and Chief Operating Officer of Global Operations, Mr. Hagemann’s complete biography is available via the Company’s website, www.digrec.com.
  Rob R. Taylor resigned his positions as Vice President and COO-NC to pursue other non-competitive career opportunities. Mr. Taylor held those and other operational leadership positions during his five-year tenure with the Company. The Board of Directors and executive management wish Mr. Taylor every success as he pursues other interests.

Mr. Turney said: “We believe these key personnel changes should help us in our quest to attain sustained profitability and enhanced shareholder value, especially during this challenging, slower-than-expected global economic environment. We believe that Larry – a highly experienced engineer with an M.B.A. from Loyola University in Chicago – possesses the unique combination of technical talent, business acumen and more than 18 years’ transit-industry experience that we believe will enable us to further streamline North Carolina Operations’ processes and personnel, continue leveraging economies of scale, and better align our Digital Recorders® and TwinVision® brands with Company’s longer-term, global strategic business plans.”

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell® video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements related to the Company’s efforts to attain sustained profitability and enhanced shareholder value by making key personnel changes, streamlining North Carolina Operations’ processes and personnel, leveraging economies of scale, and better aligning domestic brands with longer-term, global strategic business plans, as well as any statement, express or implied, concerning future events or expectations or which use words such as “suggest,” “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “guidance,” “may,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties that the Company’s efforts to attain sustained profitability and enhanced shareholder value by making key personnel changes, streamlining North Carolina Operations’ processes and personnel, leveraging economies of scale, and better aligning domestic brands with longer-term, global strategic business plans, may not prove meaningful over time, as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K filed April 15, 2010, and quarterly reports on Form 10-Q filed May 14, 2010 and Aug. 11, 2010, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation
Veronica B. Marks
Vice President, Corporate Communications and Administration
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com